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                                                                    EXHIBIT 15.1

                                  July 24, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Patterson-UTI Energy, Inc.
         Registration on Form S-8

         We are aware that our report dated April 19, 2001, on our review of interim financial information of Patterson Energy, Inc. (the "Company") for the period ended March 31, 2001, and included in the Company's quarterly report on form 10-Q for the quarter then ended is incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8.

                                                  Yours very truly,

                                                  /s/ PricewaterhouseCoopers LLP